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                                                                    Exhibit 23.9

                  NEW FUTECH OFFICER'S AND DIRECTOR'S CONSENTS
                     TO BE NAMED IN REGISTRATION STATEMENT

Dear Gentlemen:

     I acknowledge that Futech Interactive Products, Inc., a Delaware corporation, has filed a Form S-4 Registration Statement under the Securities Act of 1933 on June 6, 1999 (Registration Nos. 333-80131 and 333-80131) (the "Registration Statement"), as subsequently amended. I hereby consent to to be named as a future officer and director of New Futech in the Registration Statement and any subsequent pre-effective amendments to the Registration Statement.


                                                  /s/ Vincent W. Goett
                                                  --------------------
                                                  Vincent W. Goett,
                                                  Chairman of the Board,
                                                  Chief Executive Officer,
                                                  and Director